Callaway Golf Company Announces Planned Retirement Of Chief Financial Officer In 2015

CARLSBAD, Calif., Dec. 2, 2014 /PRNewswire/ -- Callaway Golf Company (NYSE:ELY) reported today that Bradley J. Holiday, Senior Executive Vice President and Chief Financial Officer, has announced his plans to retire in 2015. The Company plans to conduct a search for his successor in early 2015.

Mr. Holiday will continue as Chief Financial Officer until his replacement has been identified and a smooth transition has been effected. Mr. Holiday has served as the Company's Chief Financial Officer since August 2000.

"We are very grateful for Brad's many years of dedication and service; his contributions to the Company are too numerous to count," commented Chip Brewer, President and Chief Executive Officer. "Over the last 14 years, Brad has been a constant that helped drive Callaway forward. He will be missed, but I am grateful for the time he worked with me and the current team and I appreciate him communicating his retirement plans in a manner that allows us to identify his successor in an orderly manner. All of this is 100% consistent with the high integrity, character and professionalism that he has always demonstrated."

Mr. Holiday added, "the Company will be profitable this year for the first time since 2008 – a significant milestone in the Company's turnaround – making this a natural time for this transition. Callaway is a great company and I have enjoyed my many years with Callaway and the many great people with whom I have worked."

Forward-Looking Statements: Statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to Mr. Holiday's planned retirement and the timing thereof as well as the Company's return to profitability in 2014 are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations and are subject to various risks and unknowns including a change in retirement plans; delays, difficulties, or increased costs in implementing the Company's turnaround strategy; consumer acceptance of and demand for the Company's products; the level of promotional activity in the marketplace; unfavorable weather conditions, future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions; future retailer purchasing activity, which can be significantly negatively affected by adverse industry conditions and overall retail inventory levels; and changes in foreign currency exchange rates and the degree of effectiveness of the Company's hedging programs. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties, including continued compliance with the terms of the Company's credit facility; delays, difficulties or increased costs in the supply of components needed to manufacture the Company's products or in designing or manufacturing the Company's products; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company's products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements, the golf industry, and the Company's business, see the Company's Annual Report on Form 10-K for the year ended December 31, 2013 as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-K, 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Callaway Golf
Through an unwavering commitment to innovation, Callaway Golf Company (NYSE:ELY) creates products designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf® and Odyssey® brands worldwide. For more information please visit www.callawaygolf.com.

Contacts: Brad Holiday
Patrick Burke
(760) 931-1771

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